EXHIBIT 99.1
                                                                    ------------

              DATAWATCH CORPORATION REPORTS FIRST QUARTER EARNINGS

       DATAWATCH ANNOUNCES EARNINGS OF $324,000 ON REVENUE OF $4.4 MILLION


LOWELL, MA - JANUARY 26, 2004 -- Datawatch Corporation (NASDAQ: DWCH), a leading provider of business intelligence, data transformation and IT support solutions, today announced results for its first fiscal quarter.

            Revenues for the quarter ended December 31, 2003 were $4,407,000, down 2% from $4,502,000 in the same period of fiscal 2003. Net income for the first fiscal 2004 quarter was $324,000, or $0.11 per diluted share, compared to $17,000, or $0.01 per diluted share, a year ago.

            On a quarter to quarter basis, revenues grew by 10% from $4,002,000 in the fourth quarter and net income increased by 78% from $182,000.

            Commenting on the first quarter's results, president and CEO Robert Hagger said, "We are very pleased with the improvement from last quarter. We achieved a 10% improvement in revenue from licenses and an 11% improvement in revenue from services compared to the previous quarter.

            "Cash flow in the latest quarter was a positive $723,000 increasing the company's net cash position to $5,793,000.

            "In addition to Datawatch's continued earnings trend and increased net cash position, deferred revenue grew by $258,000 in the quarter to $3.2 million, up by 9% from September 2003.

            "We are continuing to significantly invest in research and development to extend the functionality of our existing solutions and to create new products. For example, we will soon be formally announcing an exciting addition to Datawatch ES, our web-based report access and distribution system, that will provide the ability to mine data at its source.

            "The new module will also give users the means to easily access and join data from disparate systems into new reports. These unique capabilities bridge the gap between mining data in reports and mining data at source, consolidating the Datawatch position as a leader in its field as well as delivering on our mission to provide easy to implement and use business solutions that deliver a strong return on investment for our customers."

            Datawatch previously announced that the company will present and discuss its first quarter results today at 2 p.m. (EST) in a live conference call broadcast via the Internet at http://www.vcall.com/EventPage.asp?ID=85435. Listeners are recommended to go to the website at least 15 minutes early to register and download any necessary audio software. An archived replay of the broadcast will be available for 30 days at the same location.

ABOUT DATAWATCH

Datawatch Corporation is a leader in business intelligence, data transformation, and IT support solutions that help organizations increase productivity, reduce costs and gain competitive advantage. Datawatch products are used in more than 20,000 companies, institutions and government agencies worldwide.

            Datawatch works with VARs, integrators, consultants and independent software vendors who sell and support Datawatch products. In addition, Datawatch works with OEM customers who embed Datawatch components and technologies in their own solutions. The corporate address for Datawatch is 175 Cabot Street, Suite 503, Lowell, MA 01854-3633; telephone (978) 441-2200; www.datawatch.com.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: risks associated with the uncertainty of the current economic climate; risks associated with fluctuations in quarterly operating results; Datawatch's dependence on its principal products; risks associated with international sales; risks associated with distributor sales; an unfavorable result in any litigation; market acceptance of new products; dependence on the introduction of new products and possible delays in those introductions. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in the Company's Form 10-K for the year ended September 30, 2003. Any forward-looking statements should be considered in light of those factors.

                                     # # # #

Datawatch Contact:

Larry Bouchie, (978) 275-8264

larry_bouchie@datawatch.com
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
                         DATAWATCH CORPORATION AND SUBSIDIARIES
                     Condensed Consolidated Statements of Operations
                      Amounts in Thousands (except per share data)


                                                        Quarter Ended       Quarter Ended
                                                      December 31, 2003   December 31, 2002
                                                      -----------------   -----------------
Revenue:
     Software licenses .........................        $      2,950        $      3,293
     Maintenance and services ..................               1,457               1,209
                                                        ------------        ------------
Total Revenue ..................................               4,407               4,502

     Costs and expenses:
     Cost of software licenses .................                 630                 567
     Cost of maintenance and services ..........                 612                 614
     Sales and marketing expenses ..............               1,539               1,524
     Product development expenses ..............                 279                 342
     General and administration expenses .......               1,036               1,251
     Restructuring costs .......................                --                   182
                                                        ------------        ------------
Income from operations .........................                 311                  22
Other income (expense), net ....................                  18                  (5)
                                                        ------------        ------------

Income before income taxes .....................                 329                  17
Provision for income taxes .....................                   5                --
                                                        ------------        ------------

Net income .....................................        $        324        $         17
                                                        ============        ============

Net income per share - basic ...................        $       0.12        $       0.01
                                                        ============        ============

Weighted average basic shares outstanding ......               2,615               2,593
                                                        ============        ============

Net income per share - diluted .................        $       0.11        $       0.01
                                                        ============        ============

Weighted average diluted shares outstanding ....               2,855               2,684
                                                        ============        ============


                         DATAWATCH CORPORATION AND SUBSIDIARIES
                          Condensed Consolidated Balance Sheets
                                  Amounts in Thousands

                                                      December 31, 2003   September 31, 2003
                                                      -----------------   ------------------
ASSETS:
      Cash and investments .....................        $      5,793        $      5,071
      Accounts receivable, net .................               2,893               3,041
      Inventories ..............................                  87                 105
      Prepaid expenses .........................                 651                 553
                                                        ------------        ------------
Total Current Assets ...........................               9,424               8,770

Property and equipment, net ....................                 453                 461
Other assets ...................................               1,115               1,273
                                                        ------------        ------------

Total Assets ...................................        $     10,992        $     10,504
                                                        ============        ============

LIABILITIES AND STOCKHOLDERS' EQUITY:
      Accounts payable and accrued expenses ....        $      2,254        $      2,422
      Deferred revenue .........................               3,199               2,941
                                                        ------------        ------------
Total Current Liabilities ......................               5,453               5,363

Accrued severance, less current portion ........                --                     3
                                                        ------------        ------------

Total Liabilities ..............................               5,453               5,366

Stockholders' equity ...........................               5,539               5,138
                                                        ------------        ------------

Total Liabilities and Stockholders' Equity .....        $     10,992        $     10,504
                                                        ============        ============